Exhibit 99.1
FOR IMMEDIATE RELEASE:

DATE: June 6, 2025

Investor Relations	Media Relations
CONTACT: Michael Pici	CONTACT: Lori Lecker
PHONE: 412-790-0792	PHONE: 412-248-8224
michael.pici@kennametal.com	lori.lecker@kennametal.com

Kennametal Announces Sale of Subsidiary in Goshen, IN

PITTSBURGH, PA, June 6, 2025 – Kennametal Inc. (NYSE: KMT) today announced that it has completed the sale of its business in Goshen, IN.
“This portfolio action is an important step toward improving our overall sales mix, reducing material cost volatility and focusing our resources on long-term strategic priorities that create greater value for all our stakeholders,” said Kennametal President & CEO Sanjay Chowbey.
Kennametal received $19 million from the transaction upon closing, resulting in an immaterial pre-tax loss. The proceeds are subject to customary post-closing adjustments as well as an EBITDA-based earn-out opportunity for Kennametal at the end of a three-year period. The Company expects to use the proceeds for general corporate purposes. The Goshen subsidiary was sold to a Chicago-based private equity firm.
The Goshen subsidiary, known as Kennametal Stellite, L.P., serves the surface coating and welding products markets in Kennametal’s Infrastructure segment and represents less than 2% of Kennametal’s total sales and is immaterial to Kennametal’s profitability.

About Kennametal
With over 85 years as an industrial technology leader, Kennametal Inc. delivers productivity to customers through materials science, tooling and wear-resistant solutions. Customers across aerospace and defense, earthworks, energy, general engineering and transportation turn to Kennametal to help them manufacture with precision and efficiency. Every day approximately 8,400 employees are helping customers in nearly 100 countries stay competitive. Kennametal generated $2 billion in revenues in fiscal 2024. Learn more at kennametal.com. Follow @Kennametal: Instagram, Facebook, LinkedIn and YouTube.

Certain statements in this release may be forward-looking in nature, or “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements that do not relate strictly to historical or current facts. For example, statements in this press release about Kennametal’s expectations regarding future growth and financial performance are forward-looking statements. Any forward-looking statements are based on current knowledge, expectations and estimates that involve inherent risks and uncertainties. Should one or more of these risks or uncertainties materialize, or should the assumptions underlying the forward-looking statements prove incorrect, our actual results could vary materially from our current expectations. There are a number of factors that could cause our actual results to differ from those indicated in the forward-looking statements. They include: uncertainties related to changes in macroeconomic and/or global conditions, including as a result of increased inflation, tariffs, and Russia's invasion of Ukraine and the resulting sanctions on Russia; the conflict in the Middle East; other economic recession; our ability to achieve all anticipated benefits of restructuring, simplification and modernization initiatives; Commercial Excellence growth initiatives, Operational Excellence initiatives, our foreign operations and international markets, such as currency exchange rates, different regulatory environments, trade barriers, exchange controls, and social and political instability, including the conflicts in Ukraine and the Middle East; changes in the regulatory environment in which we operate, including environmental, health and safety regulations; potential for future goodwill and other intangible asset impairment charges; our ability to protect and defend our intellectual property; continuity of information technology infrastructure; competition; our ability to retain our management and employees; demands on management resources; availability and cost of the raw materials we use to manufacture our products; product liability claims; integrating acquisitions and achieving the expected savings and synergies; global or regional catastrophic events; demand for and market acceptance of our products; business divestitures; energy costs; commodity prices; labor relations; and implementation of environmental remediation matters. Many of these risks and other risks are more fully described in Kennametal’s latest annual report on Form 10-K and its other periodic filings with the Securities and Exchange Commission. We can give no assurance that any goal or plan set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. We undertake no obligation to release publicly any revisions to forward-looking statements as a result of future events or developments.